Exhibit 99.1

 SYSCO'S SCHNIEDERS OUTLINES GLOBAL SUPPLY CHAIN VISION AT ANNUAL SHAREHOLDERS'
      MEETING: SHAREHOLDERS REELECT DIRECTORS, APPROVE COMPENSATION PLANS

HOUSTON, Nov. 11, 2005 (PRIMEZONE) -- Speaking today at SYSCO Corporation's (NYSE:SYY) Annual Shareholders' Meeting, Chairman, Chief Executive Officer and President Richard J. Schnieders reviewed SYSCO's Fiscal Year 2005 performance, discussed results of current initiatives, and shared his vision for the company's continuing growth and industry leadership position. "Our vision is to become the global leader of the efficient, multi-temperature food product supply chain," he said. "We will be able to move a case, or multiple cases, of food and related products from points anywhere in the world more effectively than any other company."

"SYSCO remains committed to its long-term growth objectives in the North American foodservice market-the largest in the world -- but leveraging our capabilities in the following areas provides many exciting opportunities for us," Mr. Schnieders continued. First, SYSCO is expanding its sourcing of food and related products from producers worldwide. Over time, SYSCO expects to reduce product costs to customers and give them access to new markets and suppliers that previously were unavailable.

In addition, the acquisitions of International Food Group and Guest Supply Co., who sell into more than 90 countries today, have increased SYSCO's knowledge and capabilities in international distribution to franchisees of U.S. and Canadian-based restaurant and hotel chains. SYSCO intends to leverage this expertise to augment product offerings and further expand and improve service for customers overseas.

Lastly, SYSCO has long expressed a desire to acquire suitable distribution partners outside North America, and has carefully and strategically researched appropriate markets over the years. "Many international opportunities remain available to us that cannot be ignored," Mr. Schnieders pointed out. "SYSCO will continue to engage in discussions with international distributors and to evaluate acquiring an interest in one or more distribution partners outside North America." Mr. Schnieders emphasized that SYSCO will apply the same stringent criteria used in evaluating acquisitions in North America.

"By further developing our global supply chain," said Mr. Schnieders, "We intend to provide significant benefits and opportunities for our customers, suppliers, SYSCO associates, and ultimately our shareholders. This is an exciting time for SYSCO and for our vision of growth in the global marketplace."

In other business, SYSCO's shareholders reelected Judith B. Craven, M.D., Richard G. Merrill, Phyllis S. Sewell and Richard G. Tilghman to serve as directors for a period of three years. Shareholders also approved the appointment of Ernst & Young LLP as SYSCO's independent accountants for fiscal 2006, the 2005 Management Incentive Plan, the payment of compensation to certain executive officers under the 2000 Management Incentive Plan, and the 2005 Non-Employee Directors Stock Plan.

SYSCO is the largest foodservice marketing and distribution organization in North America, providing food and related products and services to approximately 390,000 restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. SYSCO's operations, supported by

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47,500 associates, are located throughout the United States and Canada and include broadline companies, specialty produce and custom-cut meat operations, Asian cuisine foodservice distributors, hotel supply operations, and chain restaurant distribution subsidiaries that serve both domestic and international locations. For more information about SYSCO visit the company's Internet home page at www.sysco.com.

Forward-Looking Statements

Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding SYSCO's ability to enhance its supply chain, distribute products more effectively than competitors, reduce product costs to customers, give customers access to new markets and suppliers that previously were not available, expand and improve international distribution, and to make acquisitions in the international arena. These statements involve risk and uncertainty and are based on management's current expectations and estimates; actual results may differ materially. The risks and uncertainties that could impact these statements include the risks relating to the foodservice distribution industry's relatively low profit margins and sensitivity to general economic conditions, including the current economic environment; SYSCO's leverage and debt risks, the successful completion of acquisitions and the integration of acquired companies, the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; and internal factors, such as the ability to control expenses. The ultimate success of SYSCO's endeavor to fulfill its Global Supply Chain Vision is also dependent upon a number of factors that are inherent in the conduct of business overseas, such as fluctuations in relative currency values, changes in legal and regulatory environments, and economic and political stability. For a discussion of other factors that could cause actual results to differ from those described in the forward-looking statements, see the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 2005 as filed with the Securities and Exchange Commission.

CONTACT: SYSCO Corporation
John M. Palizza, Assistant Treasurer
(281) 584-1308